As filed with the Securities and Exchange Commission on November 18, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
_______________

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Check the appropriate box:
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☒	Definitive Information Statement

_______________
LIMELIGHT MEDIA GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name(s) of Person Filing Information Statement, if Other than Registrant)
_______________

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LIMELIGHT MEDIA GROUP, INC.
1300 North Northlake Way
Seattle, Washington 98103

November 18, 2005

Dear Stockholder:

I am writing to inform you that the board of directors of Limelight Media Group, Inc., Inc., a Nevada corporation (sometimes hereinafter referred to as “we”, “us” or “our company”), and holders of a majority of the issued and outstanding shares of our capital stock entitled to vote on the matter set forth herein, have approved the following corporate action in lieu of a meeting pursuant to Section 78.320 of the Nevada General Corporation Law:

1.	The amendment to our Articles of Incorporation to:

(i)	change our corporate name to “Impart Media Group, Inc.”;

(ii)
effect a stock combination, or reverse stock split, pursuant to which every twenty (20) shares of our outstanding common stock, $.001 par value per share (the “Common Stock”), would be exchanged for one new share of Common Stock;

(iii)	decrease the number of authorized shares of our Common Stock from 250,000,000 shares to 100,000,000 shares; and

(iv)	authorize 25,000,000 shares of “blank check” preferred stock, par value $.001 per share.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until twenty (20) calendar days after the mailing of this Information Statement to our stockholders, at which time we will file the Certificate of Amendment with the Nevada Secretary of State to effectuate the actions described above. The reverse stock split and the decrease in the number of our authorized capital stock will be effective at such time after the expiration of the aforementioned twenty (20) day period as our board of directors has determined the appropriate effective time.

Sincerely,

/s/David V. Lott
DAVID V. LOTT
Chief Executive Officer

LIMELIGHT MEDIA GROUP, INC.
1300 North Northlake Way
Seattle, Washington 98103

INFORMATION STATEMENT
November 18, 2005

This Information Statement is being mailed to the stockholders of Limelight Media Group, Inc., a Nevada corporation (sometimes hereinafter referred to as “we”, “us” or “our company”), on or about November 18, 2005 in connection with the corporate action referred to below. Our Board of Directors (the “Board”) and holders of a majority of the issued and outstanding shares of our capital stock entitled to vote on the matter set forth herein have approved such matter. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on October 3, 2005 (the “Record Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CORPORATE ACTION

The Nevada General Corporation Law permits the holders of a majority of the shares of our outstanding capital stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of our stockholders. On October 3, 2005, the holders (collectively, the “Majority Stockholders”) of (i) an aggregate of 144,264,477 shares of our common stock, par value $.001 per share (the “Common Stock”), which represented approximately 58% of the total votes entitled to be cast on the matter set forth herein, consented in writing without a meeting to the matter described below. As a result, no further votes will be needed. As of the Record Date, we had outstanding 248,378,494 shares of Common Stock. The corporate action described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein or to receive an agreed or judicially appraised value for their shares.

The Board and the Majority Stockholders have consented to the adoption and filing of a Certificate of Amendment (the “Amendment”) our Articles of Incorporation in the form of Exhibit A attached to this Information Statement, which provides for: (i) the change of our corporate name to “Impart Media Group, Inc.”, (ii) the effectuation of a stock combination, or reverse stock split, pursuant to which every twenty (20) shares of our outstanding Common Stock, would be exchanged for one new share of our Common Stock, (iii) the decrease in our total number of authorized shares of Common Stock from 250,000,000 shares to 100,000,000 shares and (iv) the authorization of 25,000,000 shares of “blank check” preferred stock, par value $.001 per share, of our company (the “Preferred Stock”). We will pay the expenses of furnishing this Information Statement to our stockholders, including the cost of preparing, assembling and mailing this Information Statement.

AMENDMENT TO ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE CORPORATION, TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK, TO DECREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO AUTHORIZE “BLANK CHECK” PREFERRED STOCK

On October 3, 2005, the Board and the Majority Stockholders adopted resolutions to amend our Articles of Incorporation to: (i) change our corporate name to “Impart Media Group, Inc.”; (ii) effect a stock combination, or reverse stock split, pursuant to which every twenty (20) shares of our outstanding Common Stock would be exchanged for one new share of our Common Stock, (iii) to decrease the number of authorized shares of our Common Stock, from 250,000,000 shares to 100,000,000 shares, and (iv) the creation of 25,000,000 shares of “blank check” Preferred Stock.

Name Change

The change in our corporate name is deemed necessary to better take advantage of the name recognition and goodwill established by our wholly-owned subsidiary, Impart, Inc., a Washington corporation (“Impart”), in the digital media and out-of-home media advertising industry. Impart has conducted business since 1984 and in that time period has established strong business relationships and name recognition in such industry and in related advertising outlets. The Board believes a change in our corporate name to “Impart Media Group, Inc.” will better communicate to the public the current and future nature of our business operations and enable us to better implement our business plan.

The voting and other rights that accompany our Common Stock will not be affected by the change in our corporate name. Stockholders will not be required to have new stock certificates reflecting the name change. New stock certificates will be issued in due course as old certificates are tendered to our transfer agent. After the name change, we will apply for a new CUSIP number for our Common Stock and it is anticipated that our trading symbol for the OTC Bulletin Board will be changed from “LMMG”. The proposed name change will not have any material affect on our business, operations, reporting requirements or stock price.

Reverse Stock Split of Common Stock

Pursuant to the Amendment, we will effect a stock combination, or reverse stock split, pursuant to which every twenty (20) shares (the “Old Shares”) of our outstanding Common Stock would be exchanged for one new share (the “New Shares”) of our Common Stock.

The number of Old Shares for which each New Share is to be exchanged is referred to as the “Exchange Number”. The reverse stock split will be effected simultaneously for all shares of Common Stock and the Exchange Number will be the same for all shares of Common Stock. Upon the effectiveness of the reverse stock split, each option or warrant right for Common Stock would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the reverse stock split divided by the Exchange Number at the exercise price in effect immediately prior to the reverse stock split, multiplied by the Exchange Number.

The Board will have the authority to determine the exact timing of the Effective Date (as defined below) of the reverse stock split, without further stockholder approval. Such timing will be determined in the judgment of the Board.

The Board also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the reverse stock split, if, at any time prior to filing the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, the Board, in its sole discretion, determines that the reverse stock split is no longer in our best interest or the best interest of our stockholders. The Board may consider a variety of factors in determining whether or not to implement the reverse stock split, including, but not limited to,

•	overall trends in the stock market;

•	recent changes and anticipated trends in the per share market price of the Common Stock, business and transactional developments;

•	our company’s actual and projected financial performance; and

•	our company’s anticipated merger with another entity.

The reverse stock split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of our stockholders be altered, except for possible immaterial changes due to our issuance of additional shares in lieu of fractional shares as described below. The shares of our Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Reasons for the Reverse Stock Split

The Board reviewed our company’s current business and financial performance and the recent trading range of our Common Stock. The Board determined that a reverse stock split was desirable in order to achieve the following benefits, each of which is described below in more detail:

•
encourage greater investor interest in our Common Stock by making the stock price more attractive to the many investors, particularly institutional investors, who refrain from investing in stocks that trade below $1.00 per share;

•	reduce trading fees and commissions incurred by stockholders, since these costs are based to a significant extent on the number of shares traded;

•	pursue viable business opportunities;

•	adopt an equity incentive plan to attract talented executives and employees; and

•	align the number of authorized shares of Common Stock with the number of shares reserved for issuance pursuant to our outstanding warrants and convertible securities.

Encourage greater investor interest in our Common Stock. The Board believes the reverse stock split will encourage greater interest in our Common Stock by the investment community. The Board believes that the current market price of our Common Stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. If effected, the reverse stock split would reduce the number of outstanding shares of Common Stock and increase the trading price of our Common Stock. The Board believes that raising the trading price of our Common Stock will increase the attractiveness of our Common Stock to the investment community and possibly promote greater liquidity for our existing stockholders.

Reduce trading fees and commissions incurred by Stockholders. Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our Common Stock, in the absence of the reverse stock split, may continue to result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor may further limit the willingness of institutions to purchase our Common Stock at its current market price.

Enable pursuit and consummation of viable business opportunities. The availability of authorized but unissued shares of Common Stock will enable us to respond to potential business opportunities and pursue important business objectives that may present themselves. The Board also believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships. An important part of our business strategy is to develop various digital technologies, including through the acquisition of assets and businesses deemed synergistic with our operations. In the course of endeavoring to grow our business, we continue to review acquisition opportunities. Although we do not currently have any agreements with respect to future acquisitions, we continue to review acquisition opportunities.

Adopt an equity incentive plan to attract talented executives and employees. Further, the Board believes the availability of additional shares of Common Stock will enable us to adopt an equity incentive plan (and reserve shares thereunder) in order to attract and retain talented employees through the grant of additional stock options and other stock-based incentives. The authorized shares of Common Stock in excess of those issued or reserved for issuance will be available for issuance at such times and for such corporate purposes as the Board may deem advisable without further action by our stockholders, except as may be required by applicable laws of the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded.

Align the number of authorized shares with the number of shares reserved for issuance. As reflected on the table below, as of the Record Date, the Company had 248,378,494 shares of Common Stock outstanding, and an aggregate of 4,508,829 shares of Common Stock were reserved for issuance pursuant to outstanding convertible notes and warrants. The number of authorized shares of Common Stock is not sufficient to permit the issuance all shares of Common Stock issuable pursuant to convertible notes and warrants, although not all such instruments are presently convertible or exercisable. If effected, the reverse stock split will reduce the number of outstanding shares of Common Stock, but not the number of authorized shares of Common Stock. In conjunction with the reverse split, we intend to reduce the number of authorized shares of Common Stock as discussed below. Following the reverse split, the Board, will reserve an aggregate of 225,442 shares of our Common Stock to permit the exercise or conversion of such warrants and convertible notes. Accordingly, upon the filing of the Amendment, we will have an authorized but unissued and unreserved aggregate of 87,355,633 shares of Common Stock and 25,000,000 shares of Preferred Stock. As a result, following the reverse stock split, there will be a sufficient number of authorized but unissued shares available for issuance upon the conversion or exercise of the Company’s outstanding convertible notes and warrants.

Certain Effects of the Reverse Stock Split

The reverse stock split will not affect the par value of our Common Stock. As a result, on the Effective Date (as defined below) of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the exchange ratio of one to twenty (20), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

Although we intend to decrease the number of authorized shares of Common Stock simultaneously with the reverse stock split, upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding will increase, as reflected in the following table:

	Prior to Reverse Stock Split		After Reverse Stock Split

Number of shares of Common Stock:
Authorized	250,000,000		100,000,000
Outstanding	248,378,494		12,418,925
Reserved for issuance(1)	4,508,829		225,442
Available for future issuance	<2,887,323	>	87,355,633

________________

(1)	Represents shares that are issuable upon the exercise of outstanding warrants and convertible notes.

This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action. Under our Articles of Incorporation, our stockholders do not have preemptive rights with respect to issuances of Common Stock. Thus, should the Board elect to issue additional shares of Common Stock or rights to purchase or receive Common Stock, such issuances or rights could have a dilutive effect on our earnings per share, book value per share, voting power and shareholdings of current shareholders. The Board does not intend to issue any Common Stock except on terms that the Board deems to be in our company’s best interests and in the interest of our then-existing stockholders.

Although the increase in the number of authorized but unissued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer, merger transaction, proxy contest or other transaction for the combination of our company with another entity), the reverse stock split is not being effected in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. Other than the reverse stock split, the Board does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change control of our company.

However, issuance of additional authorized Common Stock or Preferred Stock may have the effect of:

•	deterring or thwarting persons seeking to take control of our company through a tender offer, proxy fight or otherwise;

•	inhibiting the removal of incumbent management; or

•
impeding a corporate transaction, such as a merger. For example, the issuance of Common Stock or Preferred Stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly. Although our board of directors did not approve this reincorporation and recapitalization with the intent to discourage tender offers or take over attempts, the availability of more authorized, but unissued shares of our Common Stock or Preferred Stock could have such an unintended result.

Stockholders should also recognize that if the reverse stock split is effected they will own a fewer number of shares than they presently own, equal to the number of shares owned immediately prior to the filing of the Amendment divided by the Exchange Number. While we expect that the reverse stock split will result in an increase in the market price of our Common Stock, there can be no assurance that the reverse stock split will increase the market price of our Common Stock by a multiple equal to the Exchange Number or result in the permanent increase in the market price, which is dependent upon many factors, including our performance and prospects. Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse stock split. Furthermore, the possibility exists that liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of our stockholders who own odd lots, that is, less than one hundred (100) shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If the Board still believes the reverse stock split is in our best interests and the best interests of our stockholders, we will file the Certificate of Amendment with the Secretary of State of the State of Nevada at such time as the Board determines is the appropriate effective time for such split, but in no event earlier than twenty (20) calendar days following the mailing of this Information Statement to our stockholders. The reverse stock split will become effective on the date of filing the amendment (the “Effective Date”). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected. Our transfer agent will act as exchange agent for the reverse stock split for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

Fractional Shares

No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to receive one whole share of Common Stock in lieu of a fractional share.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), generally, property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder of our company upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split, including any fraction of a New Share deemed to have been received, will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

Decrease in Authorized Shares of Common Stock

Our current authorized capital consists of 250,000,000 shares of capital stock, all of which are shares of Common Stock, and none of which are shares of Preferred Stock. In conjunction with the reverse stock split (as set forth above), the number of authorized shares of Common Stock will be reduced from 250,000,000 shares to 100,000,000 shares. After giving effect to do the reverse stock split and the decrease in authorized shares of Common Stock, we will have approximately 87,355,633 authorized but unissued shares of Common Stock and 25,000,000 authorized but unissued shares of Preferred Stock.

Our Articles of Incorporation currently provide that we are authorized to issue 250,000,000 shares of Common Stock. The Board believes that the authorized shares of Common Stock should be reduced to 100,000,000 shares in order to reflect the reduction in the outstanding shares of Common Stock due to the reverse stock split. While the reverse stock split will reduce the amount of outstanding Common Stock by approximately ninety-five percent (95%), the Amendment will only reduce the amount of authorized Common Stock by sixty percent (60%). The purpose for the proportionately smaller decrease in the number of authorized shares of Common Stock is to afford us flexibility in making acquisitions through the use of stock, structuring joint ventures and strategic alliances, raising equity capital, reserving additional shares for issuance under employee incentive plans, and facilitating other general corporate purposes, including stock dividends, stock splits and similar uses.

As indicated above, the Board has the authority to determine the exact timing of the reverse stock split and reserves the right not to proceed with the reverse stock split. We will not proceed to decrease the number of authorized shares of Common Stock until such time as the Board effects the reverse stock split. If the Board determines not to proceed with the reverse stock split described above, we will not effect the decrease in our number of authorized shares of Common Stock.

Creation of “Blank Check” Preferred Stock

The Amendment will authorize 25,000,000 shares of “blank check” Preferred Stock, with the right conferred upon the Board to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions, with respect to such Preferred Stock as the Board may determine from time to time. No dividend, voting, conversion, liquidation or redemption rights, or redemption or sinking fund provisions, are yet established with respect to our Preferred Stock.

The Board believes the availability of authorized but unissued shares of Preferred Stock will provide flexibility to issue such securities for a variety of corporate purposes, such as to make acquisitions through the use of stock, to structure joint ventures and strategic alliances, to raise equity capital, to reserve additional shares for issuance under employee incentive plans, and other general corporate purposes, including stock dividends, stock splits and similar uses. Additionally, the Board believes the authorization of “blank check” Preferred Stock will facilitate business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval or incurring the expense and delay associated with calling a special stockholders’ meeting to approve such contemplated stock issuance, except as may be required in particular cases by our Articles of Incorporation, applicable law or the rules of any stock exchange or national securities association trading system on which our securities may then be listed. The Board has no immediate plans, understandings, agreements or commitments to issue shares of Preferred Stock for any purposes.

RIGHTS OF DISSENTING STOCKLHOLDERS/APPRAISAL RIGHTS

Our stockholders are not entitled to appraisal or dissenters rights under the laws of the State of Nevada by virtue of an amendment to our Articles of Incorporation (i) changing our corporate name, (ii) effectuating a reverse split of our outstanding Common Stock, (iii) decreasing the number of shares of our Common Stock that we may issue or (iv) authorizing the issuance of “blank check” Preferred Stock.

PRINCIPAL STOCKHOLDERS AND
SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of October 3, 2005 regarding beneficial stock ownership of (i) all persons known to us to be beneficial owners of more than 5% of each class of outstanding capital stock of our company; (ii) each director of our company and our executive officers and (iii) all officers and directors of our company as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by him, except as otherwise indicated. The beneficial owners set forth below have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Name	Address	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares(1)

David V. Lott(3)	(2)	19,459,991	7.83%

Steven Corey	(2)	32,044,062	12.90%

Laird Laabs	(2)	32,044,062	12.90%

Thomas Muniz	(2)	10,527,600	4.24%

Joseph Martinez	(2)	5,994,868	2.41%

All directors and executive officers as a group (five persons)		100,065,583	40.29%
________________

(1)
For the purposes of this table, a person is deemed to have “beneficial ownership” of any shares of capital stock that such person has the right to acquire within 60 days of October 3, 2005. All percentages for common stock are calculated based upon a total of 248,378,494 shares outstanding as of October 3, 2005, plus, in the case of the person for whom the calculation is made, that number of shares of common stock that such person has the right to acquire within 60 days of October 3, 2005. All share amounts are on a pre-reverse stock split basis.

(2)	The address for such person is c/o Impart, Inc., 1300 North Northlake Way, Seattle, Washington 98103.

(3)	All such shares are held by the David V. Lott Living Trust, of which Mr. Lott is the trustee.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

None of our officers, directors or any of their respective affiliates has any substantial interest in the proposal to be acted upon.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the SEC.

INCORPORATION OF FINANCIAL INFORMATION

Our Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the SEC (“Annual Report”), is incorporated in its entirety by reference into this Information Statement. This Information Statement is accompanied by a copy of the Annual Report. We will provide, without charge, to each stockholder as of the record date, upon the written or oral request of the stockholder and by first class mail or other equally prompt means within one business day of our receipt of such request, additional copies of the Annual Report that we have incorporated by reference into this Information Statement, as well as all amendments thereto, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to Limelight Media Group, Inc., 1300 North Northlake Way, Seattle, Washington 98103, Attention: David Lott, Chief Executive Officer. Oral requests should be directed to David Lott at (800) 544-3343.

PROXIES ARE NOT SOLICITED

As the requisite stockholder vote for each of the actions described in this Information Statement was obtained upon the delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

DELIVERY OF DOCUMENTS TO SECURITY
HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (800) 544-3343 or by mail to our address at 1300 North Northlake Way, Seattle, Washington 98103, Attn: Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, NW, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

By Order of the Board of Directors

/s/David V. Lott
David V. Lott
Chief Executive Officer
November 18, 2005

Exhibit A

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF LIMELIGHT MEDIA GROUP, INC.

The undersigned officer of Limelight Media Group, Inc. does hereby certify that:

1.    The name of the corporation for which this Certificate of Amendment to the Articles of Incorporation is being filed is Limelight Media Group, Inc. (the “Corporation”).

2.    The original Articles of Incorporation of the Corporation, as subsequently amended, were filed on May 17, 1996 (the "Articles of Incorporation").

3.    The Articles of Incorporation of the Corporation shall be amended as follows:

A.	Article I is amended and restated in its entirety to read as follows: The name of the Corporation is Impart Media Group, Inc.; and

B.	Article III is amended and restated in its entirety to read as follows:

1.  The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Twenty-Five Million (125,000,000), consisting of One Hundred Million (100,000,000) shares of common stock, par value $.001 per share (the “Common Stock”), and Twenty-Five Million (25,000,000) shares of preferred stock, par value $.001 per share (the “Preferred Stock”).

2.  Preferred Stock. The Preferred Stock may be issued from time in one or more series. The Board is hereby expressly vested with the authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference, of any series of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holder is required pursuant to the terms of any series of Preferred Stock.

3.  On November __, 2005 (the "Effective Date"), every twenty (20) shares of Common Stock, issued and outstanding at the close of business on the Effective Date (the "Old Shares") will automatically be converted into one share of Common Stock (the "New Shares"). No fractional shares will be issued and, in lieu thereof, each holder of Common Stock whose aggregate shares of Old Shares held in one name or account immediately prior to the Effective Date are fewer than twenty (20) shares or not evenly divisible by twenty (20) shall receive one full share of New Shares in exchange for such fractional share.

4.    This Certificate of Amendment to the Articles of Incorporation has been approved by the Board of Directors of the Corporation and by more than a majority of the outstanding stockholders of the Corporation. The number of shares entitled to vote on this Certificate of Amendment was 248,378,494 and the number of shares that voted in favor of this Certificate of Amendment was 144,264,477.

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IN WITNESS WHEREOF, the undersigned officer of the Corporation has hereunto set his hands this __ day of November 2005.

Name: David V. Lott
Title: Chief Executive Officer

STATE OF _______________	)
) ss.:
COUNTY OF _____________	)

On the ___ day of November 2005 personally appeared, to me _____________ who, being duly sworn, did depose and say that he is the Chief Executive Officer of Limelight Media Group, Inc., a Nevada corporation, and which executed the foregoing Certificate of Amendment to the Articles of Incorporation and that he executed the same by authority of the Board of Directors and a vote by more than a majority of the outstanding stockholders of Limelight Media Group, Inc.

Signature of Notary Public,
State of Nevada

(Notary Seal)	(Print, Type or Stamp Commissioned
Name of Notary Public)